UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13
            OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of report ( Date of earliest event reported):  December 17, 1997
                                  OR


                    Commission file number 0-19198


               FIRST DEARBORN INCOME PROPERTIES L.P. II
        (Exact name of registrant as specified in its charter)


    Delaware                                             36-3591517
 (State of organization)                (IRS Employer Identification No.)


       154 West Hubbard Street, Suite 250, Chicago, IL     60610
  (Address of principal executive offices)                (Zip Code)


  Registrant's telephone number, including area code:  (312) 464-0100





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Item 2.  Acquisition or Disposition of Assets

On December 17, 1997, Country Isles Associates, an Illinois general partnership ("Country Isles") in which the registrant, First Dearborn Properties L.P. II (the "Partnership"), owns a 21% interest, sold its sole asset, the Country Isles Shopping Center in Fort Lauderdale, Florida, to Principal Mutual Life Insurance Company ("Buyer"). The total purchase price received by Country Isles was $13.2 million, which price was determined through arm's length negotiations with Buyer. Of this total purchase price, approximately $7.9 million was used to repay amounts owed to the lender holding the mortgage on the shopping center and approximately $595,000 was used for customary additional selling expenses and prorations. The net proceeds to Country Isles after these deductions were approximately $4.7 million. Of these proceeds, the Partnership received approximately $987,000 for its 21% interest.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    FIRST DEARBORN INCOME PROPERTIES L.P. II
                    (Registrant)


                    By:  FDIP, Inc.
                    (Managing General Partner)





January 27, 1998    By:  Robert S. Ross
                    President
                    (Principal Executive Officer)




January 27, 1998    By:  Bruce H. Block
                    Vice President
                    (Principal Financial Officer)